Exhibit 99.1

News Release

For Release:    Immediately

Contact: Ronald L. O’Kelley	Investors: Elizabeth Corse	Media: Hannah Grove
+1 617/664-1110	+1 617/664-3477	+1 617/664-3377

STATE STREET CORPORATION ANNOUNCES

2000 EARNINGS PER SHARE UP 21%;

FOURTH QUARTER EPS UP 23%

Boston, MA ... January 17, 2001

        State Street Corporation announced today 2000 earnings per share of $3.63, an increase of 21% from operating earnings per share of $2.99 in 1999. Total revenue of $3.6 billion increased 16%, from operating revenue of $3.1 billion, on a taxable-equivalent basis. Adjusted for the formation of the CitiStreet joint venture, revenue increased 21%. Net income was $595 million, up from operating earnings of $489 million last year, and return on stockholders’ equity was 20.3%.

        For the fourth quarter of 2000, State Street reported earnings per share of $0.90, up 23% from operating earnings per share of $0.73 in the fourth quarter of 1999. Total revenue for the quarter increased 9%, to $894 million, from operating revenue of $820 million, on a taxable-equivalent basis. Adjusted for the formation of CitiStreet, revenue for the quarter increased 15%. Net income was $148 million, up from operating earnings of $119 million in the fourth quarter of 1999. Return on stockholders’ equity was 18.7% for the quarter.

        David A. Spina, chairman and chief executive officer, commented, "By every measure, 2000 was an outstanding year for State Street, with financial results exceeding our established goals and major new business wins in key markets around the world. Investment managers significantly increased their activity early in 2000, generating a high level of demand for State Street’s services. We achieved our 23rd consecutive year of double-digit earnings per share growth, despite the decline in worldwide equity values in the latter part of 2000. Our success clearly demonstrates the value of State Street’s focus on superior client service and industry-leading technology.

        "We are excited about the opportunities and challenges we see in 2001," Mr. Spina continued. "Our revenue growth this year will be enhanced by the significant business won and installed in 2000. State Street’s opportunities remain excellent, though

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continued pressure on global equity markets may constrain our growth rates. Reviewing current analysts’ estimates available through First Call, we are not uncomfortable with the range of $3.95 to $4.20 for earnings per share in 2001, given current expectations and worldwide economic uncertainties. In 2001, we will continue to invest in people and technology – enabling us to leverage our market leadership."

        In the fourth quarter, total revenue was $894 million, up $74 million, or 9%, from operating revenue of a year ago. Adjusted for the formation of CitiStreet, revenue increased 15%.

        Fiduciary fees derived from Investment Services, including accounting, administration, custody, securities lending and information services, were up 15% in the fourth quarter, to $354 million. Strong new business, especially from existing clients in the United States and Japan and new clients in Europe, drove the growth. Total assets under custody increased 3% from a year earlier, to $6.1 trillion. For the full year 2000, fiduciary fees from Investment Services grew 22%, to $1.4 billion.

        Fiduciary fees from Investment Management, delivered through State Street Global Advisors, were $130 million, compared to $168 million in the fourth quarter of 1999. The prior year included revenue from businesses now part of CitiStreet; when adjusted for the impact of the joint venture, fiduciary fees increased 2%, with strong new business partially offset by the impact of declining equity market values. Total assets managed increased 7% from a year earlier, to $711 billion. For the full year 2000, fiduciary fees from Investment Management increased 22% when adjusted for the formation of CitiStreet.

        Foreign exchange trading revenue of $91 million for the quarter, compared to $75 million a year ago, reflected increased trading volumes and currency volatility. State Street has increased its client base with the success of Global Link, its sophisticated e-finance network providing research and execution services for institutional investors.

        Taxable-equivalent net interest revenue for the fourth quarter was $247 million, up $39 million, or 19%, from a year ago. State Street provides repurchase agreements and deposit services for clients’ investment activities, which drives net interest revenue. Average volume of clients’ deposits and repurchase agreements increased by 20% from a year ago.

        Operating expenses were $653 million, up $27 million, or 4%, from the fourth quarter of 1999, due to increased hiring and salary increases, partially offset by lower transaction processing services expense. Adjusted for the formation of CitiStreet, fourth-quarter expenses increased 12%. For the full year 2000, operating expenses were $2.6 billion, an increase of 13% compared to 1999; adjusted for the formation of CitiStreet, expenses for the year grew 20%.

        Earnings per share for 2000 of $3.63 compare to operating earnings per share for 1999 of $2.99, and reported earnings per share of $3.78. The difference between operating and reported results for 1999 reflects two special items recorded in the fourth quarter that year: a gain of $1.00 per share on the sale of State Street’s commercial

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banking business; and a charge of $.21 per share relating to the repositioning of State Street’s investment portfolio.

        During the fourth quarter of 2000, State Street purchased 200,000 shares of company stock as part of its ongoing corporate stock purchase program. The program authorizes the purchase of an additional 2.2 million shares.

        State Street will webcast its fourth quarter earnings conference call today, Wednesday, January 17, 2000, at 10:00 a.m. est, at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719/457-2621. Recorded replays of the earnings conference call will be available on the web site, and by telephone (+1 719/457-0820; confirmation code: 863686), beginning at 2:00 p.m. Wednesday.

        With $6.1 trillion in assets under custody and $711 billion under management, State Street Corporation is the world’s leading specialist in meeting the needs of sophisticated global investors. Offices are located in the United States, Canada, Chile, Cayman Islands, Netherlands Antilles, Ireland, Spain, United Kingdom, Netherlands, France, Belgium, Luxembourg, Switzerland, Germany, Czech Republic, United Arab Emirates, Russia, People’s Republic of China, Taiwan, South Korea, Japan, Singapore, Australia, and New Zealand. State Street Corporation’s common stock is traded on the New York Stock Exchange under the symbol STT. For more information, visit State Street’s web site at www.statestreet.com or call 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 402/573-3644 outside those countries.

        This news release contains forward-looking statements, as defined by federal securities laws, that are based on current expectations and involve a number of risks and uncertainties. Important factors, including those mentioned in this news release, that could cause actual results to differ materially are set forth in the company's annual report and subsequent SEC filings. They include risks and uncertainties relating to the sustainability of worldwide economic growth, the value of global and regional financial markets, the extent of volatility in currency markets, the pace of cross-border investment activity, changes in interest rates, consolidations among clients and competitors, State Street’s business mix, and the pace at which State Street adds new customers or at which existing customers use additional services. State Street encourages investors to review its annual report and SEC filings in conjunction with this announcement and prior to making any investment decision. The forward-looking statements contained in this news release speak only as of the date of release, January 17, 2001; and the company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

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